UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2020, AMC Entertainment Holdings, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Goldman Sachs & Co. LLC and B. Riley Securities, Inc., as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”), to sell up to 178,021,978 shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), from time to time, through an “at-the-market” offering program (the “Offering”).

Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use reasonable efforts consistent with their normal trading and sales practices, applicable law and regulations, and the rules of the New York Stock Exchange to sell the Common Stock from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company.

Each Sales Agent will receive a commission up to 2.5% of the gross sales price of the Common Stock sold through it as the Company’s Sales Agent under the Equity Distribution Agreement, and the Company has agreed to reimburse the Sales Agents for certain specified expenses. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company is not obligated to sell any Common Stock under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Company at any time by giving written notice to the Sales Agents for any reason or by each Sales Agent at any time, with respect to such Sales Agent only, by giving written notice to the Company for any reason.

The Company intends to use the net proceeds, if any, from the sale of the Common Stock pursuant to the Equity Distribution Agreement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or working capital, capital expenditures and other investments.

The Common Stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-251093) filed on December 3, 2020 with the Securities and Exchange Commission (the “SEC”), as amended by the Pre-Effective Amendment No. 1 to Form S-3, filed with the SEC on December 11, 2020. The Company filed a prospectus supplement, dated December 11, 2020, with the SEC in connection with the offer and sale of the Common Stock.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

In connection with Dalian Wanda Group Co., LTD’s (“Wanda”) support for the Offering and the previously disclosed private placement, which will result in Wanda holding less than 30% of the aggregate number of shares of Class A and Class B common stock currently outstanding and, therefore, the conversion on the next record date for any meeting of the Company’s stockholders of Wanda’s high-voting Class B common stock into Class A common stock and the loss of majority voting control currently held by Wanda, the Company’s board of directors (the “AMC Board”) approved an amendment to the Company’s certificate of incorporation and bylaws on December 2, 2020 to classify the AMC Board, and Wanda, as the holder of a majority of the voting power of the Company’s outstanding capital stock entitled to vote (the “Majority Stockholder”), has agreed to provide its written consent with respect thereto. Wanda’s approval by written consent, as Majority Stockholder, will not be effective until 20 days after we mail an information statement to our stockholders in accordance with Schedule 14C under the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of December 11, 2020, by and between AMC Entertainment Holdings, Inc. Goldman Sachs & Co. LLC and B. Riley Securities, Inc.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: December 11, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and Chief Financial Officer